Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended
Issuer Free Writing Prospectus dated November 30, 2021
Relating to the Preliminary Prospectus dated November 4, 2021
Registration Statement File No. 333-259591

IMMiX BIOPHARMA

Novel Tissue-Specific Therapeutics (TSTx)™

Targeting Oncology & Immuno-Dysregulated Diseases

Forward Looking Statements

This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding Immix Biopharma, Inc.'s (the "Company") strategy, future operations, future financial position, projected costs, prospects, plans, and objectives of management, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "depends," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "target," "should," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation.

The Company has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this presentation relates. Before you invest, you should read the preliminary prospectus in that registration statement and the other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company or any underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it from ThinkEquity LLC at 17 State Street, New York, NY 10004 Attention: Prospectus Department; or by calling (877) 436-3673 or emailing prospectus@think-equity.com. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Free Writing Prospectus

This presentation is not an offer to sell, and is not seeking an offer to buy, any securities of Immix Biopharma, Inc. (the "Company"). The Company's securities may only be sold pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "SEC").

The Company has filed with the SEC a registration statement (File No. 333-259591) including a preliminary prospectus for the offering to which this presentation relates, but such registration statement has not been declared effective. Before you invest, you should read the preliminary prospectus in that registration statement, including the "Risk Factors" set forth therein, and the documents filed as exhibits to the registration statement for more complete information about the Company and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the preliminary prospectus may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by contacting ThinkEquity LLC at 17 State Street, New York, NY 10004 Attention: Prospectus Department; or by calling (877) 436-3673 or emailing prospectus@think-equity.com.

Offering Summary

Issuer	Immix Biopharma, Inc.
Listing/Symbol	NASDAQ/IMMX
Expected Offering Size	$21,000,000
Expected Price Range	$5.00-$6.00 per share
Shares Offered	3,825,000
Over-Allotment	15% (573,750 shares)
Use of Proceeds	• Fund IMX-110 Phase 2a soft tissue sarcoma clinical trial • Fund IMX-110 + tislelizumab Phase 1b combination trial in solid tumors • IND-enabling studies for IMX-111 (colorectal cancer) and IMX-120 (inflammatory bowel disease) • General working capital
Sole Book Runner	ThinkEquity

Company Overview

Pipeline

1. **IMX-110 lead candidate** in Phase 1b/2a advanced solid tumor clinical trials in US & AU
   - 14 patients treated to-date
   - **FDA Granted Orphan Drug Designation ("ODD")** in soft tissue sarcoma ("STS")
   - Being developed as a monotherapy
   - Planned: **1st line therapy** phase 2a in STS based on US/EU precedent trials
2. **IMX-110 + tislelizumab** (anti-PD-1) combination trial with corporate partners **Beigene/Novartis** already IND-enabled

Planning to conduct pre-clinical IND-enabling studies in 2022 for:

3. **IMX-111** (colorectal cancer) and
4. **IMX-120** (inflammatory bowel disease, or IBD)

Platform & Technologies

- **SMAR$_X$T Tissue-Specific™ Platform:** already **produced 1 clinical + 2 preclinical drug candidates**

  3 Pillars: System-Tissue Biology Model, Physical Biochemistry Engine, Predictive Validation Framework
- **TME Normalization™ Technology** attacks all 3 components of the tumor micro-environment ("TME")
  - **1,200% increase in apoptotic cancer cell death vs. conventional therapies**
- **Immune Normalization™ Technology** attacks all 3 components of the abnormal, dysregulated immune synapse

Intellectual Property

- 15 patents and patent applications covering technology platform and drug candidates

Collaboration

BeiGene NOVARTIS

Scientific Advisory Board Member Institutions

HARVARD MEDICAL SCHOOL | Memorial Sloan Kettering Cancer Center | Stanford MEDICINE | UC San Diego School of Medicine

IMMiXBio™ SMARxT Tissue-Specific™ Platform: Proprietary Drug Candidate Generation System

IMMiX BIOPHARMA

3 Pillars

1. System-Tissue Biology Model Development
2. Purpose-Built Physical Biochemistry Engine
3. Predictive Validation Framework

Benefit

- Robust MOAs in Complex Pathologies
- Generate Actionable Drug Candidates
- Highly Predictive IND-Enabling Activities

TME Normalization™ Technology – SMAR$_X$T Tissue-Specific Platform Oncology Application

ImmixBio TSTx circulate harmlessly in the bloodstream → exit at porous tumor blood vessels → Delivering drug to all 3 components of the TME simultaneously, severing the critical lifelines between the tumor and its metabolic and structural support → Eliminating tumors and their support structures





Blood vessel
TAM

TME:

1. Cancer-associated fibroblasts (CAFs);
2. Tumor-associated macrophages/immune cells (TAMs);
3. Cancer itself.



Source: Adapted from Krummel, et al. Understanding the tumor immune microenvironment (TIME) for effective therapy. Nat Med. 2018 May;24(5):541-550. doi: 10.1038/s41591-018-0014-x. Epub 2018 Apr 23 and Tee et al., doi 10.1039/c9cs00309f

IMMiXBio™ Pipeline

Next Trial Phase 2a

	Indication		Status (Preclinical / Phase 1 / Phase 2 / Phase 3 / Approval)		Worldwide Rights	
iMX-110 TME Normalization™ Technology	Soft Tissue Sarcoma (STS)	1	Phase 1b/2a Ongoing	• US FDA Orphan Drug Designation (ODD) for STS Already Granted • Zero drug-related SAEs • CMC: 4 GMP batches manufactured to-date	IMMiX	
	Solid Tumors IMX-110 + Tislelizumab (anti-PD-1)	2	IND-enabled — Collaboration: BeiGene, NOVARTIS			
iMX-111 TME Normalization Technology	Colorectal Cancer	3	Preclinical	• Tissue Specific Biologic™ • Targeted biomarker GLUT1 overexpressed in stage 3/4 colorectal cancer and additional tumor types	IMMiX	
iMX-120 Immune Normalization™ Technology	Inflammatory Bowel Disease	4	Preclinical	• Tissue Specific Biologic™ • 12-month end-to-end clinical trial leading to potential approval in multi billion-dollar indication	IMMiX	

- **PEG-PE**
- **Poly-kinase inhibitor** (Polyphenol curcuminoid complex, PCC)
- **Apoptosis inducer** (PEG-PE doxorubicin complex)
- **Antibody targeting** (ImmixBio Proprietary GLUT-1 scFv)
- **Effector molecules**
- **Antibody targeting** (ImmixBio Proprietary GLUT-1/confidential targets scFv)

Clinical Trial and Supply Agreement with BeiGene for BeiGene & Novartis' tislelizumab

BeiGene | IMMiX BIOPHARMA | NOVARTIS

Study Goal

- Demonstrate the potential for TSTx to be an integral component of combination therapies for a wide range of advanced solid tumors
- Rapid IMX-110 expansion into additional oncology indications

Combination Trial Design

- iMX-110 + tisleizumab (anti-PD-1)
- 30 patient Phase 1b study across advanced solid tumors

Joint Alliance Committee

- A Joint Alliance Committee consisting of members from ImmixBio & BeiGene will coordinate the clinical trial

Scientific Basis: IMX-110 turns "cold" tumors "hot" in genetic (KPC) mouse models of pancreatic cancer

- **IMX-110 + murine anti-PD-1 survival exceeded by exactly 50% a 4-drug combination (anti-PD-1/anti-CD40/nab-paclitaxel/gemcitabine) in a genetic pancreatic cancer (KPC) mouse model in the literature**



By eliminating immunosuppressive T-regulatory immune cells
iMX-110
enabling cytotoxic T-lymphocytes to enter the tumor
iMX-110
and eliminating tumor vascularization.
iMX-110

- As of June 2021, in China, tisleizumab has already been approved or granted conditional approved in 5 cancer indications, including non-squamous non-small cell lung cancer ("NSCLC"), squamous NSCLC, classical Hodgkin's lymphoma, Hepatocellular Carcinoma, and urothelial carcinoma

(Source: BeiGene Businesswire Press Release "China NMPA Approves Tislelizumab in Non-Small Cell Lung Cancer and Hepatocellular Carcinoma" Dated Jun 23, 2021)

iMX-110 Tissue-Specific Therapeutic™ with TME Normalization™ Technology

iMX-110 is a negatively-charged Tissue-Specific Therapeutic™ built on our TME Normalization™ Technology encapsulating a synergistic 5:1 ratio of poly-kinase inhibitor (polyphenol curcuminoid complex, or PCC) and apoptosis inducer (PEG-PE doxorubicin complex) delivered deep into the TME.

iMX-110



=PEG-PE
=DOX
=CUR

14-16nm diameter



IgG Antibody: 10-15nm diameter

01

iMX-110: First Oncology Micelle to achieve "small molecule penetration"

12nm Diameter Nanoparticles Demonstrate Superior Mouse Tissue Penetration (vs. 60nm, 125nm)



Penetration depth
12nm
60nm
125nm
Intensity (a.u.)
600
200
-200
40
80
distance from vessel (µm)
(Adapted from Popovic et al, 2010)
120min 12nm
120min 60nm
120min 125nm
HD = 12nm
HD = 60nm
HD = 125nm

02

Electrostatic charge attracts to tumor like a magnet

Micellular DOX (<40nm) Selectively Accumulates in Mouse Tumor vs. Free DOX



% of dose / g organ
Time (h)
Micellular DOX
Free DOX

"Biodistribution analysis revealed that the physically entrapped micellar ADR accumulated at tumor sites in a highly selective manner"

(Adapted from Yokoyama et al, 1999)

03

Resulting in 1,200% increase in apoptosis (tumor cell death) vs. conventional therapies

Caspase 3/7 Increase (%) vs. Control (empty micelle) as an indicator of tumor apoptosis, after 24h



1,200% increase
1%
15%
35%
53%
181%
Control
Free DOX
DOX micelles
CUR micelles
iMX-110

3D Spheroid Glioblastoma U87MG cells were treated with 0.1 µM DOX and 20 µM CUR in micellar formulations for 24 h, followed by the Apo-ONE Homogeneous Caspase-3/7 Assay. Results were normalized against the control group and presented as mean ± SD.

(Adapted from Sarisozen et al, 2016)

Source: Adapted from: Popovic et al, A nanoparticle size series for in vivo fluorescence imaging. Angew Chem Int Ed Engl. 2010 Nov 8; 49(46): 8649–8652. https://dx.doi.org/10.1002%2Fanie.201003142; M Yokoyama, T Okano, Y Sakurai, S Fukushima, K Okamoto, K Kataoka. Selective delivery of adriamycin to a solid tumor using a polymeric micelle carrier system. https://doi.org/10.3109/10611869909085500; Sarisozen et. al. (2016 - https://doi.org/10.1016/j.ejpb.2016.08.013).

iMX-110 1b/2a Data:
Tumor Shrinkage in 75% of Heavily Pretreated Soft Tissue Sarcoma Patients

IMMiX BIOPHARMA

Soft Tissue Sarcoma | iMX-110 Monotherapy



% Change in Target Lesion Size from Baseline
Baseline
Week 8
Week 16
Week 24
100%
80%
60%
40%
20%
0%
(20%)
(40%)
(60%)
(80%)
(100%)
Progressive Disease (PD) Threshold
Partial Response (PR) Threshold
2 Month PFS 5th line therapy
4 Month PFS (6 month radiological PFS) 4th line therapy
6 Month PFS 14th line therapy 31cm tumor diameter across 5 target lesions
4 Month PFS 9th line therapy
Patient Indication | Dose
Soft Tissue Sarcoma | 8.4
Soft Tissue Sarcoma | 10.4
Soft Tissue Sarcoma | 10.4
Soft Tissue Sarcoma | 9.6
Best % Change from Baseline in Size of Target Lesions
26%
-10%
-17%
-18%
iMX-110
Dosing Schedule

Non-Sarcoma Cancers | iMX-110 Monotherapy



% Change in Target Lesion Size from Baseline
Baseline
Week 8
Week 16
Week 24
Week 32
Wk 40
100%
80%
60%
40%
20%
0%
(20%)
(40%)
(60%)
(80%)
(100%)
Compassionate Use
PD Threshold
PR Threshold
4 Month PFS Colorectal 14th line therapy
Colorectal | 5.0
PD Threshold
PR Threshold
Patient Indication | Dose
Nasopharyngeal | 3.4
Colorectal | 5.0
Breast | 10.4
Colorectal | 1.4
iMX-110

Source: Immix Biopharma, Inc. ImmixBio has evaluable data for the 8 patients as of October 2021 (out of n=14, the remaining 6 did not complete any tumor measurements after enrollment scan). All 8 evaluable patients have discontinued treatment. "Heavily Pretreated" refers to 3-13 lines of therapy. Dose on far right for each patient expressed in mg/m^2.

Our Market Opportunity

IMMiX BIOPHARMA

Oncology

(Soft tissue sarcoma, colorectal cancer)



$26.9bn combined
$1.1bn combined

Annual Drug Sales (US$ billion)	Keytruda®/ pembrolizumab	Opdivo®/ nivolumab	Avastin®/ bevacizumab	Cyramza®/ ramucirumab	Halaven®/ pazopanib	Votrient®/ eribulin	Yondelis®/ trabectedin
Company	MERCK	Bristol Myers Squibb	Roche	Lilly	NOVARTIS	Eisai	J&J

Source: Eisai FY2020 Financial Results Presentation, Novartis 2020 Annual Report, 2020 Merck Financial Results, 2020 Bristol Meyers Squibb Financial Results, Roche 2020 Investor Update, Eli Lilly 2020 Financial Results, Abbvie 2020 Financial Results, Johnson & Johnson 2020 Full Year Results, Takeda Annual Securities Report

iMX-110 Opportunity: Soft Tissue Sarcoma – Remains An Unmet Medical Need

IMMIX BIOPHARMA

Select Approved Therapies & Clinical Trials in Soft Tissue Sarcoma



mPFS (months)
6
5
4
3
2
1
0
-20%
0%
20%
40%
60%
80%
100%
120%
Judson DOX '14
Pazopanib
MERCK
Pembrolizumab
Bristol Myers Squibb
Nivolumab + Ipilimumab
Chawla DOX '15
Lorigan DOX '07
Eisai
Eribulin
Bristol Myers Squibb
Nivolumab
% Of Patients With ≥ 3 Lines Of Treatment Prior to Therapy

Note: mPFS is Median Progression Free Survival. Dollar amounts are annual drug sales. Adapted from: Lorigan et al. Phase III trial of two investigational schedules of ifosfamide compared with standard-dose doxorubicin in advanced or metastatic soft tissue sarcoma: a European Organisation for Research and Treatment of Cancer Soft Tissue and Bone Sarcoma Group Study. J Clin Oncol. 2007 Jul 20;25(21):3144-50. doi: 10.1200/JCO.2006.09.7717. Judson et al. Doxorubicin alone versus intensified doxorubicin plus ifosfamide for first-line treatment of advanced or metastatic soft-tissue sarcoma: a randomised controlled phase 3 trial. Lancet Oncol. 2014 Apr;15(4):415-23. doi: 10.1016/S1470-2045(14)70063-4. Chawla et al. First-Line Aldoxorubicin vs Doxorubicin in Metastatic or Locally Advanced Unresectable Soft-Tissue Sarcoma: A Phase 2b Randomized Clinical Trial. JAMA Oncol. 2015 Dec;1(9):1272-80. doi: 10.1001/jamaoncol.2015.3101. Tawbi et al. Pembrolizumab in advanced soft-tissue sarcoma and bone sarcoma (SARC028): a multicentre, two-cohort, single-arm, open-label, phase 2 trial. Lancet Oncol. 2017 Nov;18(11):1493-1501. doi: 10.1016/S1470-2045(17)30624-1. D'Angelo et al. Nivolumab with or without ipilimumab treatment for metastatic sarcoma (Alliance A091401): two open-label, non-comparative, randomised, phase 2 trials. Lancet Oncol. 2018 Mar;19(3):416-426. doi: 10.1016/S1470-2045(18)30006-8. Schöffski et al. Eribulin versus dacarbazine in previously treated patients with advanced liposarcoma or leiomyosarcoma: a randomised, open-label, multicentre, phase 3 trial. Lancet. 2016 Apr 16;387(10028):1629-37. doi: 10.1016/S0140-6736(15)01283-0. D'Angelo et al. Pilot study of NKTR214 and nivolumab in patients with sarcomas. Journal of Clinical Oncology 2019 37:15_suppl, 11010-11010. DOI: 10.1200/JCO.2019.37.15_suppl.11010. van der Graaf et al. Pazopanib for metastatic soft-tissue sarcoma (PALETTE): a randomised, double-blind, placebo-controlled phase 3 trial. Lancet. 2012 May 19;379(9829):1879-86. doi: 10.1016/S0140-6736(12)60651-5. Epub 2012 May 16.

Drugs Used To Treat Soft Tissue Sarcoma

STS Sub-Indication	1st Line	2nd Line	3rd Line
Leiomyosarcoma	single-agent doxorubicin (generic)	Gemcitabine docetaxel (generic)	Trabectedin (2015)
Liposarcoma	doxorubicin and ifosfamide (generic)	Trabectedin (2015)	Eribulin (2010)
Undifferentiated Pleomorphic Sarcoma	liposomal doxorubicin (generic, 1995)	Gemcitabine + docetaxel (generic)	Pazopanib (2009)
(Adapted From In et al, 2017)			
Disease Control @ 2 mos	68%	62%	58%
Median Progression Free Survival	2.7 months	4.2 months	2.6 months
Dose Interruptions due to Toxicity	?	57%	33%
Drug-Related SAEs	18%	13%	8%
Overall Response Rate	0%	10% (0% CR)	4% (0% CR)
	Doxorubicin (Chawla et al, 2015)	Trabectedin (Demetri et al, 2015)	Eribulin (Schöffski et al, 2016)

Note: CR is Complete Response. Adapted from: Chawla et al. First-Line Aldoxorubicin vs Doxorubicin in Metastatic or Locally Advanced Unresectable Soft-Tissue Sarcoma: A Phase 2b Randomized Clinical Trial. JAMA Oncol. 2015 Dec;1(9):1272-80. doi: 10.1001/jamaoncol.2015.3101. Demetri et al, Efficacy and Safety of Trabectedin or Dacarbazine for Metastatic Liposarcoma or Leiomyosarcoma After Failure of Conventional Chemotherapy: Results of a Phase III Randomized Multicenter Clinical Trial. J Clin Oncol. 2016 Mar 10;34(8):786-93. doi: 10.1200/JCO.2015.62.4734. Epub 2015 Sep 14. Schöffski et al. Eribulin versus dacarbazine in previously treated patients with advanced liposarcoma or leiomyosarcoma: a randomised, open-label, multicentre, phase 3 trial. Lancet. 2016 Apr 16;387(10028):1629-37. doi: 10.1016/S0140-6736(15)01283-0. In et al, Treatment of advanced, metastatic soft tissue sarcoma: latest evidence and clinical considerations. Ther Adv Med Oncol. 2017 Aug;9(8):533-550. doi: 10.1177/1758834017712963. Epub 2017 Jun 15.

iMX-110 Clinical Data: 4-month mPFS in Late Stage Sarcoma, Well Tolerated

IMX-110 Median Progression Free Survival in Late Stage STS



mPFS (months)
6
5
4 months
3
2
1
0
IMMiX
iMX-110
4 month mPFS across 100% heavily pre-treated soft tissue sarcoma patients
0%
20%
40%
60%
80%
100%
% Of Patients With ≥ 3 Lines Of Treatment Prior to Therapy

(note: IMMIX n=4)

ImmixBio iMX-110 Clinical Trial

STS Sub-Indication	Median 7th Line (4-14th Line)	14th Line Patient
Leiomyosarcoma	IMMiX	IMMiX
Liposarcoma		
Undifferentiated Pleomorphic Sarcoma	iMX-110	iMX-110
	✓	✓
Disease Control @ 2 mos	100%	100%
Median Progression Free Survival	4 months	6 months
Dose Interruptions due to Toxicity	0%	0%
Drug-Related SAEs	0%	0%
Overall Response Rate	0%	0%
	iMX-110 (ImmixBio Unpublished)	iMX-110 (ImmixBio Unpublished)

iMX-110: Direct Path To 1st Line Therapy in STS – Clinical Trial Plan

IMMIX BIOPHARMA

	Trial			Status
iMX-110 Monotherapy	**Phase 1b iMX-110** Ongoing	Relapsed/refractory advanced solid tumors	iMX-110 Establish MTD / RP2D	Ongoing
	Phase 2a iMX-110 30 patients	**1st Line Therapy Advanced STS**	iMX-110 at RP2D	⊖
	End of Phase 2a			
iMX-110 + tislelizumab (anti-PD-1) combination	**Phase 1b iMX-110 + tislelizumab (anti-PD-1)** 30 patients	Relapsed/refractory advanced solid tumors	iMX-110 + tislelizumab Establish MTD / RP2D	⊖

BeiGene NOVARTIS

iMX-111: GLUT1 Biomarker-targeted for Colorectal Cancer

IMMIX BIOPHARMA

iMX-111 is a Tissue-Specific Biologic™ built on our TME Normalization™ Technology with proprietary GLUT1 antibody biomarker targeting facilitating preferential accumulation in glucose-consuming cancer cells such as colorectal cancer.

iMX-111



ImmixBio Proprietary GLUT-1 scFv antibody
=PEG-PE
=DOX
=CUR
17-23nm diameter



IgG Antibody: 10-15nm diameter

01

iMX-111's GLUT1 target is overexpressed on Colorectal and other cancers

Percentage of tumors with increased GLUT1 expression compared to non-tumorous tissue

(Adapted from Amann, 2009)



Brain (glia cell) 100%
Esophagus 100%
Colon/rectum 92%
Ovarian 86%
Stomach 86%
Bile duct 81%
Lung 76%
Endometrium 72%
Breast 71%

02

GLUT1 is associated with poor prognosis in colorectal cancer

Overexpression of GLUT1 Associated With Stage 3/4 Colorectal Cancer (Shen, 2011)



Relative Value of GLUT1 Expression in colorectal cancer
I+II
III+IV
Colorectal Cancer Stage

Healthy Normal Colon No/ Light GLUT1 Staining



Colorectal Carcinoma Heavy GLUT1 Staining

(Adapted from Haber, 1998)

03

100% survival @ 24 days vs. 0% control survival in colorectal cancer xenograft model

HCT-116 CRC Xenograft Model: Survival Curve



PBS - Control
iMX-111
% Survival
100
80
60
40
20
0
Dosing Schedule
iMX-111
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42
Days After Initial Treatment (Adapted from Abouzeid et al, 2013)

Source: Adapted from Abouzeid, et. al. Anti-cancer activity of anti-GLUT1 antibody targeted polymeric micelles co-loaded with curcumin and doxorubicin (2013 - https://doi.org/10.3109/1061186x.2013.840639); Shen, et al. Overexpression of GLUT1 in colorectal cancer is independently associated with poor prognosis. Int J Biol Markers. Jul-Sep 2011;26(3):166-72. doi: 10.5301/JBM.2011.8550. Epub 2011 Jul 22. Amman, et al. GLUT1 as a therapeutic target in hepatocellular carcinoma. Expert Opin Ther Targets. 2009 Dec;13(12):1411-27. doi: 10.1517/14728220903307509; Haber, et al. GLUT1 Glucose Transporter Expression in Colorectal Carcinoma: A Marker for Poor Prognosis. Cancer. 1998 Jul 1;83(1):34-40. doi: 10.1002/(sici)1097-0142(19980701)83:1<34::aid-cncr5>3.0.co;2-e.

iMX-120 GLUT1 Biomarker-targeted for Inflammatory Bowel Disease

iMX-120 is a Tissue-Specific Biologic™ with Immune Normalization Technology encapsulating anti-inflammatory poly-kinase inhibitors (polyphenols) with proprietary targeting (GLUT1/ confidential targets) selectively silencing disease-causing inflammatory bowel immune cells.

iMX-120



ImmixBio Proprietary GLUT-1/ confidential target scFv antibody
PEG-PE
Effector molecules

17-23nm diameter

"fistulas are a very disabling manifestation and source of morbidity for Crohn's disease (CD) patients…the cumulative incidence of perianal fistulas in CD range from 23% to 38% … treatment of perianal CD requires a combined surgical and medical approach "
(Adapted from Marzo et al, 2015)

01

iMX-120 effector polyphenols have shown promise in IBD clinical studies

Ulcerative Colitis

Oral Curcumin + SOC Produced Responses & Remissions Far Exceeding SOC Alone (n=50)



Curcumin + Mesalamine ("Curcumin")
Mesalamine Alone ("Placebo")
65%
13%
54%
0%
45%
0%
36%
0%
Response wk 4
Remission wk 4
Endoscopic response wk 4
Endoscopic remission wk 4

(Adapted from Lang et al, 2015)

Crohn's Disease

Oral Curcumin vs Placebo Produced Remissions (n=30)



Theracurmin
Placebo
35%
0%
4 week clinical remission rate

(Adapted from Sugimoto et al, 2020)

02

GLUT1/ confidential targeting, selectively silencing disease-causing IBD immune cells

iMX-120 targeting halts pro-inflammatory immune effects



Gut epithelium
HIV
Glucose
Glut1
Glutamine
GLUTAMINOLYSIS
Glycolytic-M1
GLYCOLYSIS
(mTOR, HIF-1α)
ATP
ROS
ATP
EVs
Glycolytic
ROS-HIF-1α
CD4 T cell
Glucose
Lactate
Pro-inflammatory cytokines, lipids & metabolites
Recruited Warburg-like monocytes and T cells

Model showing potential inflammatory and immunometabolic consequences of gut barrier dysfunction
(Adapted from Alzahrani et al, 2019)

GLUT1 inhibition significantly reduces IBD/ bowel inflammation in mouse models



Knockout
Inhibition
Wild-Type CD4
IBD GvHD
Inflammation score
PBS
m-CPPD
MSU
PBS
iGLUT1 10mg/kg

(Adapted from Macintyre et al, 2014)

(Adapted from Renaudin et al, 2020)

Source: Adapted from Marzo et al, Management of perianal fistulas in Crohn's disease: An up to-date review. World J Gastroenterol. 2015 Feb 7; 21(5): 1394–1403. doi: 10.3748/wjg.v21.i5.1394; Lang et al, Curcumin in Combination With Mesalamine Induces Remission in Patients With Mild-to-Moderate Ulcerative Colitis in a Randomized Controlled Trial. Clin Gastroenterol Hepatol. 2015 Aug;13(8):1444-9.e1. doi: 10.1016/j.cgh.2015.02.019. Epub 2015 Feb 24; Sugimoto et al, Highly Bioavailable Curcumin Derivative Ameliorates Crohn's Disease Symptoms: A Randomized, Double-Blind, Multicenter Study. J Crohns Colitis. 2020 May 15. doi: 10.1093/ecco-jcc/jjaa097; Alzahrani et al, Inflammatory and immunometabolic consequences of gut dysfunction in HIV: Parallels with IBD and implications for reservoir persistence andnon-AIDS comorbidities. Lancet EBioMedicine. 2019 Aug;46:522-531. doi: 10.1016/j.ebiom.2019.07.027; Renaudin et al, Gout and pseudo-gout-related crystals promote GLUT1-mediated glycolysis that governs NLRP3 and interleukin-1β activation on macrophages. Ann Rheum Dis. 2020 Nov;79(11):1506-1514. doi: 10.1136/annrheumdis-2020-217342. Epub 2020 Jul 22; Macintyre et al, The Glucose Transporter Glut1 Is Selectively Essential for CD4 T Cell Activation and Effector Function. Cell Metab. 2014 Jul 1;20(1):61-72. doi: 10.1016/j.cmet.2014.05.004. Epub 2014 Jun 12.

Leadership/Directors

IMMIX BIOPHARMA

Select Leadership



Ilya Rachman, MD, PhD
Founder & Chief Executive Officer

- Physician/scientist, co-founded ImmixBio after serving as a clinical investigator for GlaxoSmithKline registrational clinical trials (TRELEGY® ELLIPTA®) and Eli Lilly post-approval clinical trials



Gabriel Morris, BA
Chief Financial Officer

- >10 years at Goldman Sachs and other global banks leading mergers & acquisitions, entrepreneur, published research



Graham Ross, MBChB, FFPM
Chief Medical Officer

- >20 years in clinical drug development, leading clinical trials for pertuzumab (PERJETA®) & atezolizumab (TECENTRIQ®) at Roche

Select Board of Directors Members



Jane Buchan, PhD
CEO,
Martlet Asset Management

- Co-founder & former CEO of PAAMCO, now KKR Prisma, asset manager with $32 billion in assets under management



Jason Hsu, PhD
Founder & Chairman,
Rayliant Global Advisors

- *Institutional Investor* Magazine
- 20 Rising Stars of Hedge Funds

Institutional Investors

Intellectual Property

We possess a global patent portfolio wholly owned by us

ImmixBio Global Patent Portfolio: Select Intellectual Property

Jurisdiction	Status	Number	Title	Expected Expiration Date	Type of Patent Protection
United States	Patent	9,833,508	Cancer therapeutics	03/15/2033	Methods of treatment
United States	Pending	16/789,401	Methods and related compositions for the treatment of cancer	03/15/2033	Compositions and methods of treatment
France	Patent	13760370.0	Micelles ciblant le Glut-1 et comprenant de la curcumine (Glut-1 targeted and curcumin loaded micelles)	03/15/2033	Compositions
Germany	Patent	13760370.0	Glut-1 zielgerichtete und mit Kurkumin beladene Mizellen (Glut-1 targeted and curcumin loaded micelles)	03/15/2033	Compositions
United Kingdom	Patent	13760370.0	Glut-1 targeted and curcumin loaded micelles	03/15/2033	Compositions
China	Pending	201680069854.2	用于治疗癌症的放大和相关组合物 (Methods and related compositions for the treatment of cancer)	10/21/2036	Compositions, methods and use
France	Patent	16858309.4	Méthodes et compositions associées pour le traitement du cancer (methods and related compositions for the treatment of cancer)	10/21/2036	Compositions
Germany	Patent	16858309.4	Verfahren und verwandte zusammensetzungen zur behandlung von krebs (Methods and related compositions for the treatment of cancer)	10/21/2036	Compositions
United Kingdom	Patent	16858309.4	Methods and related compositions for the treatment of cancer	10/21/2036	Compositions

- Potential additional protections/7-year US market exclusivity for IMX-110 per FDA Granted Orphan Drug Designation ("ODD") in soft tissue sarcoma ("STS")

Timeline & Milestones

IMMiX BIOPHARMA

	2021	2022	2023

Clinical

IMX-110 Continue enrolling patients in ongoing Phase 1b/2a study

IMX-110 Initiate GMP Manufacturing for Phase 2a

IMX-110 Phase 2a FDA discussion meeting

IMX-110 Begin: Phase 2a STS study

IMX-110 + tislelizumab Begin: Phase 1b solid tumors study

IMX-110 Monotherapy Phase 2a rolling interim data readouts

IMX-110 + tislelizumab IMX-110 + PD-1 rolling interim data readouts

IMX-111 File IND (Solid tumors)

IMX-120 File IND (IBD)

Preclinical

IMX-110 Ongoing Preclinical Study (STS)

IMX-111 Complete Preclinical Study (CRC)

IMX-111 Commence IND Enabling Studies (CRC)

IMX-120 Complete Preclinical Study (IBD)

IMX-120 Commence IND Enabling Studies (IBD)

IMX-111 Complete IND Enabling Studies (CRC)

IMX-120 Complete IND Enabling Studies (IBD)

Company Comparables

Oncology/Soft Tissue Sarcoma	Both	Immuno-Dysregulated diseases
CCCC $1.8bn	KYMR $2.8bn	ARNA $3.5bn
ADAP $636mm	MORF $1.8bn	
BCAB $907mm	RAPT $921mm	

Note: Dollar amounts are market capitalization. Market data as of market close on Nov 29, 2021

Capitalization Table

Pre-IPO Cap Table	Shares
Common Stock[(1)]	8,974,527
Options (WAEP: $1.54)	1,320,984
Warrants (WAEP: $0.80)	156,000
Fully Diluted Shares Outstanding	10,451,511

(1) After giving pro forma effect to the automatic conversion of all outstanding convertible notes payable and related accrued interest as of October 26, 2021 at an assumed offering price of $5.50, the midpoint of the expected price range.

Investment Highlights

IMMIX BIOPHARMA

Pipeline

1. **IMX-110 lead candidate** in Phase 1b/2a advanced solid tumor clinical trials in US & AU
   - 14 patients treated to-date
   - **FDA Granted Orphan Drug Designation (ODD)** in soft tissue sarcoma ("STS")
   - Being developed as a monotherapy
   - Planned: **1st line therapy** phase 2a in STS based on US/EU precedent trials
2. **IMX-110 + tislelizumab** (anti-PD-1) combination trial with corporate partners **Beigene/Novartis** already IND-enabled

Planning to conduct pre-clinical IND-enabling studies in 2022 for:

3. **IMX-111** (colorectal cancer) and
4. **IMX-120** (inflammatory bowel disease, or IBD)

Platform & Technologies

- **SMAR$_X$T Tissue-Specific™ Platform**: already **produced 1 clinical + 2 preclinical drug candidates**

  3 Pillars: System-Tissue Biology Model, Physical Biochemistry Engine, Predictive Validation Framework
- **TME Normalization™ Technology** attacks all 3 components of the tumor micro-environment ("TME")
  - **1,200% increase in apoptotic cancer cell death vs. conventional therapies**
- **Immune Normalization™ Technology** attacks all 3 components of the abnormal, dysregulated immune synapse

Collaboration

BeiGene, NOVARTIS

Scientific Advisory Board Member Institutions

Harvard Medical School, Memorial Sloan Kettering Cancer Center, Stanford Medicine, UC San Diego School of Medicine

IMMiX BIOPHARMA

Novel Tissue-Specific Therapeutics (TSTx)™

Targeting Oncology & Immuno-Dysregulated diseases

Appendix

Unparalleled Team in Practice & at Leading Academic Centers

IMMIX BIOPHARMA

Leadership

Ilya Rachman, MD, PhD
Founder & CEO

- Physician/scientist, co-founded ImmixBio after serving as a clinical investigator for GlaxoSmithKline registrational clinical trials (TRELEGY® ELLIPTA®) and Eli Lilly post-approval clinical trials

Cedars Sinai | UCLA Health | UIC College of Medicine

Prof. Vladimir Torchilin, Ph.D, D.Sc., MSE
Scientific Co-founder

- Head of Nanomedicine at Northeastern University & former Head of Chemistry Mass General Hospital/Harvard Medical School
- Co-authored >400 papers / >75,000 citations

CPBN Northeastern University | Massachusetts General Hospital | Harvard Medical School

Gabriel Morris, BA
CFO

- >10 years at Goldman Sachs and other global banks leading mergers & acquisitions, entrepreneur, published research

Columbia University in the City of New York | ZAP | Goldman Sachs

Graham Ross, MBChB, FFPM
Acting CMO & Head of Clinical Development

- >20 years in clinical drug development, leading clinical trials for pertuzumab (PERJETA®) & atezolizumab (TECENTRIQ®) at Roche

Roche | AstraZeneca | gsk

Clinical Advisory Board

Larry Norton, MD

- SVP, Office of the President
- Medical Director, Evelyn H. Lauder Breast Center, Memorial Sloan Kettering Cancer Center

Memorial Sloan Kettering Cancer Center

Sant Chawla, MD

- Founder, Sarcoma Oncology Research Center

John Wayne Cancer Institute | MD Anderson Cancer Center

Razelle Kurzrock, MD

- Chief, Oncology/ Hematology at UCSD School of Medicine

MD Anderson Cancer Center | UC San Diego School of Medicine

Galit Lahav, PhD

- Chair, Department of Systems Biology at Harvard Medical School

Harvard Medical School

Gary Schiller, MD

- UCLA Professor of Oncology

UCLA Health

George Sledge, MD

- Professor, former Chief, Oncology Division, Stanford Medicine

Stanford Medicine

Institutional Investors

Mesa Verde Venture Partners™

ImmixBio Clinical Trials In-Progress and Planned

IMMIX BIOPHARMA

Treatment Line	Candidate	ImmixBio Trial	Trial Status	Estimated Patients (US)	Standard of Care (SOC)	Medical Need	Potential Expansion Indications
Oncology							
Second/Third Line Advanced Solid Tumors	IMX-110 monotherapy	Phase 1b/2a Ongoing[(1)]	Enrolling Patients	Incidence (STS): 13,000 Prevalence (STS): 160,000	Conventional doxorubicin	Current first-line SOC produces 0% response rate, 2.7 month mPFS, 18% drug-related SAEs	Pancreatic, Breast, Ovarian Cancer
First Line Soft Tissue Sarcoma (STS)	IMX-110 monotherapy	Phase 2a planned	First patient to be dosed 2022				
Second/Third Line Advanced Solid Tumors	IMX-110 + tislelizumab (anti-PD-1)	Phase 1b planned	First patient to be dosed 2022	All solid tumors	Various	TSTx + anti-PD-1 could expand population of patients experiencing extended remissions	Various Solid Tumors
Second/Third Line Advanced Solid Tumors	IMX-111 monotherapy	Phase 1b planned	First patient to be dosed 2023	Incidence (colorectal): 149,500	Various clinical trials	Stage 4 colorectal cancer: 5-year survival rate 14.7%	Glioblastoma Various Cancers
Immuno-dysregulated diseases							
Second/Third Line Inflammatory Bowel Disease (IBD)	IMX-120 monotherapy	Phase 1b planned	First patient to be dosed 2023	Prevalence (IBD): 2,000,000	Humira / Stelara / Entyvio	17%/16%/17% clinical remission rate at week 8 (vs. placebo of 9%/5%/5%), respectively	Psoriasis Rheumatoid Arthritis Osteoarthritis

(1) NCT03382340

iMX-120 Opportunity: Inflammatory Bowel Disease (IBD) Market

IMMIX BIOPHARMA

Treatment Arm

Placebo

Clinical Remission Rate at Wk 8

Moderate-to-severe ulcerative colitis (who received concurrent treatment with oral corticosteroids or immunosuppressants)


16.5%
9.3%

Humira®/adalimumab vs. placebo

Clinical Remission Rate at Wk 8

Moderate-to-severe ulcerative colitis


15.6%
5.3%

Stelara®/ustekinumab vs. placebo

Clinical Remission Rate at Wk 6

Moderately to severely active ulcerative colitis


17%
5%

Entyvio®/vedolizumab vs. placebo

Company

abbvie | Johnson & Johnson | Takeda

Sources: Adapted from Sandborn et al., 2012, Sands et al., 2019, FDA Entyvio® Prescribing Label

iMX-110 Induces Apoptosis while Blocking Multiple Escape Pathways in Tumors



Upregulation in Cancer
iMX-110 Downregulation
iMX-110 DNA Damage
iMX-110 Upregulation
PI3K
AKT
NFKB
BCL-xL
BCL2
c-myc
Survivin
COX2
Caspase 3
Caspase 9
Jak
STAT3
Notch
ICN
Hes1
iMX-111 Targets GLUT1,
Disperses Throughout Cell
Apoptosis /
Cell Death
p53

Adapted from: Stan, S. D. et al. Nat. Rev. Gastroenterol. Hepatol. 7, 347–356 (2010); published online 4 May 2010. http://www.nature.com/doifinder/10.1038/nrgastro.2010.61

iMX-110 Colorectal Preclinical Xenograft Mouse Model:
Immix Biopharma Therapies Produce Rare Tumor Shrinkage/Stability

... And Effective in HCT-116 Colorectal Cancer Cell Line Which Is Not Typically Treated With Doxorubicin

HCT-116 Xenograft Model: Tumor Volume & Survival Curve after 14 day treatment (7 injections)



PBS - Control
iMX-110
1600
1200
800
400
0
Dosing Stop
iMX-110
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26
Days After Initial Treatment
120
80
40
0
iMX-110
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42
Days After Initial Treatment

Tumor inhibition studies of various micellar formulations. Female nude (NU/NU) mice bearing 250mm³ HCT-116 tumors were treated every 2 d starting at day 0 (7 total tail vein injections, arrows correspond to injection days) at a dose of 4 mg/kg CUR and 0.4 mg/kg DOX. N = 6 with SEM. Empty micelle dose was equivalent to the amount of lipid from the drug-loaded micelle groups. A – Tumor volume. B – Survival curve, survival was determined when the tumor reached 1000mm³ (Adapted From Abouzeid et al, 2013)

Adapted from: Abouzeid, et. al. Anti-cancer activity of anti-GLUT1 antibody targeted polymeric micelles co-loaded with curcumin and doxorubicin (2013 - https://doi.org/10.3109/1061186x.2013.840639); Abouzeid et al, Nanotechnology-based treatment for chemotherapy-resistant breast cancer. SPIE 9166, Biosensing and Nanomedicine VII, 916606 (27 August 2014); doi: 10.1117/12.2064660. Measurements ± SD.

iMX-110 Pancreatic Preclinical KPC Mouse Model: (iMX-110 + PD-1) Outperforms (Gem + Pac + PD-1 + CD-40)

Median Survival Comparison Pdx1-Cre (KPC mice) Panc Model



mOS (Days)
IMMIX iMX-110 + PD-1
63
Δ50%
Perelman
CD40/G/nP + PD-1
42

Pancreatic Pdx1-Cre (KPC mice) Model – iMX-110 + PD-1 Combination

IMMIX Immix Biopharma Unpublished Data



KPC Mice Survival (90 Days)
iMX-110 + PD-1 (n=3)
120
80
40
0
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100
Days from Enrollment
iMX-110
aPD-1

Perelman Winograd et al; Cancer Immunol Res. 2015 Apr;3(4):399-411.



KPC Mice Survival (90 Days)
Isotype Alone (n=6-8)
PD-1 alone (n=6-8)
CD40/G/nP (n=6-8)
CD40/G/nP + PD-1 (n=6-8)
120
80
40
0
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100
Days from Enrollment
Dosing Schedule
Gemcitabine (G)
nab-Paclitaxel (nP)
aPD-1
aCD40

Individual Mice – Luciferase activity (tumor growth) activity

Mouse A 1663 (pdx1-Cre)



iMX-110 + PD-1

Mouse B 1689 (p48-Cre)



iMX-110 + PD-1

Tumor Frequency



IMMIX iMX-110 (n=3)
100%
Perelman All Mice
100%

Source/Adapted from: Immix Biopharma, Inc. Winograd et al. Induction of T-cell Immunity Overcomes Complete Resistance to PD-1 and CTLA-4 Blockade and Improves Survival in Pancreatic Carcinoma. Cancer Immunol Res. 2015 Apr;3(4):399-411. doi: 10.1158/2326-6066.CIR-14-0215. Epub 2015 Feb 12.
Immix Biopharma Dosing: IMX-110 dosed based on doxorubicin at 1.5 mg/kg, aPD-1 (RMP1-14; BioXcell) 100µg/dose
Winograd, et al Dosing: gemcitabine (Eli Lilly) 120 mg/kg, nab-paclitaxel (Sigma) 108 mg/kg, aCD40 (FGK45; BioXcell) 100µg/dose, aPD-1 (RMP1-14; BioXcell) 200µg/dose

iMX-111 TNBC Breast & Colorectal Preclinical Xenograft Mouse Model: Immix Biopharma Therapies Produce Rare Tumor Shrinkage/Stability

Effective in Doxorubicin resistant MDA-MB-231 TNBC Breast Cancer Cell Line...

MDA-MB-231 Xenograft Model: Tumor Volume dfter 7 injections


PBS - Control
GLUT1-CUR+DOX Micelles
250
200
150
100
50
0
Dosing Stop
iMX-111
Dosing Schedule
iMX-110
12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52

Tumor inhibition studies of various micellar formulations. Nude mice bearing ~150 mm³ MDA-MB-231 tumors were treated every 2 days starting at Day 20 except last injection administered at day 33 (7 total IV injections) at a dose of 6 mg/kg CUR and 1 mg/kg DOX. N≥6 with SEM (Adapted from Abouzeid et al, 2014).

... And Effective in HCT-116 Colorectal Cancer Cell Line Which Is Not Typically Treated With Doxorubicin

HCT-116 Xenograft Model: Tumor Volume & Survival Curve after 14 day treatment (7 injections)


PBS - Control
GLUT1-CUR+DOX Micelles
1400
1200
1000
800
600
400
200
0
Dosing Stop
iMX-111
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26
Days After Initial Treatment
100
80
60
40
20
0
iMX-111
Dosing Schedule
iMX-110
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42
Days After Initial Treatment

Tumor inhibition studies of various micellar formulations. Female nude (NU/NU) mice bearing 250mm³ HCT-116 tumors were treated every 2 d starting at day 0 (7 total tail vein injections, arrows correspond to injection days) at a dose of 4 mg/kg CUR and 0.4 mg/kg DOX. N = 6 with SEM. Empty micelle dose was equivalent to the amount of lipid from the drug-loaded micelle groups. A – Tumor volume. B – Survival curve, survival was determined when the tumor reached 1000mm³ (Adapted from Abouzeid et al, 2013)

Adapted from: Abouzeid, et. al. Anti-cancer activity of anti-GLUT1 antibody targeted polymeric micelles co-loaded with curcumin and doxorubicin (2013 - https://doi.org/10.3109/1061186x.2013.840639); Abouzeid et al, Nanotechnology-based treatment for chemotherapy-resistant breast cancer. SPIE 9166, Biosensing and Nanomedicine VII, 916606 (27 August 2014); doi: 10.1117/12.2064660. Measurements ± SD.

IMMiX BIOPHARMA

Novel Tissue-Specific Therapeutics (TSTx)™

Targeting Oncology & Immuno-Dysregulated Diseases